                             [GMAC RFC LOGO OMITTED]

             FREE WRITING PROSPECTUS FOR RAMP SERIES 2006-RS5 TRUST
              (Filed pursuant to Rule 433; SEC File No. 333-131211)

--------------------------------------------------------------------------------

RAMP SERIES 2006-RS5 TRUST
Issuing Entity

MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RS5

$382,590,000 CERTIFICATES (APPROXIMATE)

RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
Depositor (SEC File No. 333-131211)

RESIDENTIAL FUNDING CORPORATION
Master Servicer and Sponsor

AUGUST 17, 2006

                      [RBS GREENWICH CAPITAL LOGO OMITTED]

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RESIDENTIAL ASSET MORTGAGE PRODUCTS
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,         [GMAC RFC LOGO OMITTED]
SERIES 2006-RS5 $[382,590,000] (APPROXIMATE)
--------------------------------------------------------------------------------

DISCLAIMER

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH
THE SECURITIES AND EXCHANGE COMMISSION FOR THE OFFERING TO WHICH THIS
COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT
REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION FOR MORE COMPLETE INFORMATION ABOUT THE
DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING
EDGAR ON THE SECURITIES AND EXCHANGE COMMISSION WEB SITE AT WWW.SEC.GOV.
ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE
OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT
BY CALLING TOLL-FREE 1-800-221-1037.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Offered Certificates, supersedes any information contained in any prior similar materials relating to the Offered Certificates. The information in this free writing prospectus is preliminary, and is subject to completion or change. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Offered Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Offered Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the
Offered Certificates, until we have accepted your offer to purchase Offered
Certificates. The Offered Certificates referred to in these materials are being sold when, as and if issued. The issuing entity is not obligated to issue such
Offered Certificates or any similar security and the underwriters' obligation to deliver such Offered Certificates is subject to the terms and conditions of the underwriting agreement with the issuing entity and the availability of such
Offered Certificates when, as and if issued by the issuing entity. You are advised that the terms of the Offered Certificates, and the characteristics of the mortgage pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the mortgage pool, and that one or more classes of Offered
Certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that Offered
Certificates may not be issued that have the characteristics described in this free writing prospectus. The underwriters' obligation to sell any of the Offered
Certificates to you is conditioned on the mortgage loans and Offered
Certificates having the characteristics described in these materials. If for any reason the issuing entity does not deliver such Offered Certificates, the underwriters will notify you, and neither the issuing entity or any underwriter will have any obligation to you to deliver all or any portion of the Offered
Certificates which you have committed to purchase, and neither the issuing entity or any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

This communication does not contain all the information that is required to be included in the base prospectus and the prospectus supplement.

This information in this communication is preliminary and is subject to completion or change.

                             IRS CIRCULAR 230 NOTICE

This free writing prospectus is not intended or written to be used, and cannot be used, for the purpose of avoiding u.s. federal, state or local tax penalties.
This free writing prospectus is written and provided by the underwriter in connection with the promotion or marketing of the transactions or matters addressed herein. Investors should seek advice based on their particular circumstances from an independent tax advisor.

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,         [GMAC RFC LOGO OMITTED]
SERIES 2006-RS5 $[382,590,000] (APPROXIMATE)
--------------------------------------------------------------------------------

                              RAMP SERIES 2006-RS5

--------------------------------------------------------------------------------
                                  CERTIFICATES
--------------------------------------------------------------------------------

                                                                    Expected
             Interest                      Interest                   WAL
               Type        Approximate     Accrual     Principal    (yrs)(2)
Class       (2)(3)(4)        Size(1)        Basis        Type       Call/Mat
----------- ------------ ---------------- ----------- ----------- ------------
   A-1       Floating     $143,734,000     Act/360       SEQ      1.00 / 1.00
             Floating                      Act/360       SEQ        2.00 /
   A-2                     $28,903,000                               2.00
   A-3       Floating     $104,776,000     Act/360       SEQ      3.50 / 3.50
   A-4       Floating      $65,787,000     Act/360       SEQ      7.60 / 9.15
   M-1       Floating      $10,725,000     Act/360       MEZ      5.55 / 6.13
   M-2       Floating      $7,020,000      Act/360       MEZ      5.55 / 6.08
   M-3       Floating      $4,095,000      Act/360       MEZ      5.54 / 6.02
   M-4       Floating      $3,705,000      Act/360       MEZ      5.54 / 5.97
   M-5       Floating      $2,925,000      Act/360       MEZ      5.54 / 5.92
   M-6       Floating      $2,535,000      Act/360       MEZ      5.54 / 5.86
   M-7       Floating      $2,340,000      Act/360       MEZ      5.54 / 5.79
   M-8       Floating      $2,145,000      Act/360       MEZ      5.54 / 5.69
   M-9       Floating      $3,900,000      Act/360       MEZ      5.46 / 5.48
--------------------------------------------------------------------------------
OFFERED
CERTIFICATES              $382,590,000
SB (5)         N/A         $7,410,000        N/A         SUB
R (5)          N/A            N/A            N/A         RES
TOTAL CERTIFICATES        $390,000,000
--------------------------------------------------------------------------------

                Expected
                Principal           Expected             Final
                  Window            Maturity            Scheduled     Expected
               (months)(2)            Date            Distribution    Ratings
Class            Call/Mat              Mat                Date         (S/M)
-----------  -----------------  ------------------  ---------------  ----------
   A-1         1-22 / 1-22          June 2008         November 2026   AAA/Aaa
                                                        July 2028     AAA/Aaa
   A-2        22-27 / 22-27       November 2008
   A-3        27-66 / 27-66       February 2012       February 2034   AAA/Aaa
   A-4       66-103 / 66-237        May 2026         September 2036   AAA/Aaa
   M-1       38-103 / 38-174      February 2021      September 2036   AA+/Aa1
   M-2       38-103 / 38-163       March 2020        September 2036    AA/Aa2
   M-3       37-103 / 37-153        May 2019         September 2036   AA-/Aa3
   M-4       37-103 / 37-146      October 2018       September 2036    A+/A1
   M-5       37-103 / 37-139       March 2018        September 2036     A/A2
   M-6       37-103 / 37-132       August 2017       September 2036    A-/A3
   M-7       37-103 / 37-125      January 2017       September 2036  BBB+/Baa1
   M-8       37-103 / 37-118        June 2016        September 2036   BBB/Baa2
   M-9       37-103 / 37-110      October 2015       September 2036  BBB-/Baa3
--------------------------------------------------------------------------------
OFFERED
CERTIFICATES
SB (5)                Not Offered Hereby                                N/A
R (5)                 Not Offered Hereby                                N/A
TOTAL CERTIFICATES
--------------------------------------------------------------------------------

NOTES:
(1)   Class sizes subject to a 5% variance.
(2)   Pricing Speed Assumption:
      Fixed:      Fixed:   20% HEP (2% CPR in month 1, building to 20% CPR by
      ------      month 10, and remaining constant at 20% CPR thereafter).
      ARMs:       100% PPC (assumes that prepayments start at 2% CPR in month
      ----        one,  increase by approximately  2.545% each month to 30% CPR in month twelve, and remain at 30% CPR until month 22, from month 23 to month 27, 50% CPR, and from month 28 and
                  thereafter, 35% CPR).
(3)   The  pass-through  rate on the Class A and Class M  Certificates  will be equal to the least of (i)  one-month  LIBOR plus the
      related margin, (ii) the Net WAC Cap Rate and (iii) 14.00% per annum.
(4)   If the 10% optional call is not exercised, the margin on the Class A-2,
      Class A-3 and Class A-4 Certificates will double and the margin on the
      Class M Certificates will increase to a 1.5x multiple, beginning on the second Distribution Date after the first possible optional call date.
(5)   Not offered hereby.

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,         [GMAC RFC LOGO OMITTED]
SERIES 2006-RS5 $[382,590,000] (APPROXIMATE)
--------------------------------------------------------------------------------

ISSUING ENTITY:     RAMP Series 2006-RS5 Trust.

CERTIFICATES:       The Class A-1, Class A-2, Class A-3 and Class A-4
                    Certificates (collectively, the "Class A Certificates") and the Class M-1 through Class M-9 Certificates (collectively, the "Class M Certificates" and together with the Class A
                    Certificates, the " Offered Certificates") are backed by the
                    Mortgage Loans (as defined herein). The Offered Certificates will be offered pursuant to the Preliminary Prospectus
                    Supplement described below.

CO-LEAD MANAGERS:   Greenwich Capital Markets, Inc. and Residential Funding
                    Securities, LLC.

YIELD
MAINTENANCE
AGREEMENT
PROVIDER:           [TBD].

DEPOSITOR:          Residential Asset Mortgage Products, Inc. ("RAMP"), an
                    affiliate of Residential Funding Corporation.

TRUSTEE:            JPMorgan Chase Bank, N.A.

MASTER SERVICER
AND SPONSOR:        Residential Funding Corporation (the "Sponsor", "Master
                    Servicer" or "Residential Funding"), an indirect
                    wholly-owned subsidiary of GMAC Mortgage Group, Inc.

SUBSERVICER:        Primary servicing will be provided by HomeComings Financial
                    Network, Inc. ("HomeComings")a wholly owned subsidiary of
                    Residential Funding, with respect to approximately 50.07% of the Mortgage Loans. Primary servicing will be provided by
                    GMAC Mortgage Corporation, an affiliate of Residential
                    Funding, with respect to approximately 21.27% of the
                    Mortgage Loans. Primary servicng will be provided by
                    Suntrust Mortgage, Inc. with respect to approximately 16.34%
                    of the Mortgage Loans.

CUT-OFF DATE:       August 1, 2006 after deducting payments due during the month of August 2006.

CLOSING DATE:       On or about August 29, 2006.

DISTRIBUTION
DATES:              25th of each month (or the next business day if such day is not a business day) commencing on September 25, 2006.

FORM OF
CERTIFICATES:       Book-entry form through DTC, Clearstream and Euroclear.

MINIMUM
DENOMINATIONS:      For the Class A, Class M-1, Class M-2 and Class M-3
                    Certificates: $100,000 and integral multiples of $1 in
                    excess thereof; for the Class M-4 through Class M-9
                    Certificates: $250,000 and integral multiples of $1 in
                    excess thereof.

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,         [GMAC RFC LOGO OMITTED]
SERIES 2006-RS5 $[382,590,000] (APPROXIMATE)
--------------------------------------------------------------------------------

ERISA
CONSIDERATIONS:     The Class A and Class M Certificates may be eligible for
                    purchase by employee benefit plans or other plans or
                    arrangements that are subject to ERISA or section 4975 of
                    the Internal Revenue Code (collectively, "Plans"), subject to important restrictions described in the prospectus and
                    prospectus supplement. However, investors should consult
                    with their counsel with respect to the consequences under
                    ERISA and the Internal Revenue Code of such a Plan's
                    acquisition and ownership of such Class A or Class M
                    Certificates.

LEGAL INVESTMENTS:  The Offered Certificates will not constitute "mortgage related securities" for the purposes of the Secondary
                    Mortgage Market Enhancement Act of 1984 ("SMMEA").

TAX STATUS:         One or more REMIC elections.

MORTGAGE LOANS:
                    o    Information with respect to 1,762 fixed-rate and
                         adjustable-rate mortgage loans with an aggregate
                         principal balance of approximately $363,040,384 as of
                         the cut-off date, secured by first liens on fee simple
                         interests in one-to four-family residential properties
                         or interest in shares issued by cooperative apartment
                         corporations and the related proprietary leases is
                         presented in this free writing prospectus. The
                         aggregate principal balance of the final mortgage pool
                         as of the cut-off date is expected to be approximately
                         $390,000,000, which is approximately equal to the sum
                         of the aggregate certificate principal balance of the
                         offered certificates and the required
                         overcollateralization amount as of the closing date.
                         The mortgage loans described in this free writing
                         prospectus represent a portion of the expected final
                         mortgage pool and have an aggregate principal balance
                         equal to approximately 93.09% of the aggregate
                         principal balance of the expected final mortgage pool.
                         It is expected that the characteristics of the final
                         mortgage loan pool will not materially differ from the
                         characteristics of the mortgage loans described in this
                         free writing prospectus.

                    o    The Mortgage Loans will consist of first lien,
                         fixed-rate and adjustable-rate mortgage loans (the
                         "Mortgage Loans").

                    o    As of the Cut-off Date, approximately 48.95% of the
                         pool of Mortgage Loans described herein provide for an
                         initial interest only period of up to ten years.

SILENT SECONDS:     The mortgaged properties relating to approximately 33.85% of the statistical pool of first-lien Mortgage Loans, which are included in this pool are subject to a second-lien mortgage loan ("Silent Seconds"), based solely on the information
                    made available to the Depositor. The weighted average
                    combined original loan-to-value ratio of the Mortgage Loans, including the Silent Seconds is approximately 87.90%.

PRICING SPEED
ASSUMPTIONS:
                    o    Fixed - 20% HEP (2% CPR in month 1, building to 20% CPR
                         by month 10, and remaining constant at 20% CPR
                         thereafter).
                    o    ARMs - 100% PPC (assumes that prepayments start at 2%
                         CPR in month one, increase by approximately 2.545% each
                         month to 30% CPR in month twelve, and remain at 30% CPR
                         until month 22, from month 23 to month 27, 50% CPR, and
                         from month 28 and thereafter, 35% CPR).

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,         [GMAC RFC LOGO OMITTED]
SERIES 2006-RS5 $[382,590,000] (APPROXIMATE)
--------------------------------------------------------------------------------

OPTIONAL CALL:      On any Distribution Date on which the aggregate stated
                    principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date is
                    less than 10% of the aggregate principal balance of the
                    Mortgage Loans as of the Cut-Off Date (the date of such
                    occurrence, the "Optional Call Date"), the master servicer or its designee may terminate the trust. The exercise of the optional call may be subject to limitations as described in the prospectus supplement.

BASIS RISK
SHORTFALL:          With respect to any class of the Class A and Class M
                    Certificates and any Distribution Date on which the Net WAC
                    Cap Rate is used to determine the pass-through rate of that class of Class A and Class M Certificates, an amount equal to the excess of (i) accrued certificate interest for that class calculated at a rate (not to exceed 14.00% per annum)
                    equal to One-Month LIBOR plus the related margin, over (ii)
                    accrued certificate interest for that class calculated using the Net WAC Cap Rate.

BASIS RISK
SHORTFALL
CARRY-FORWARD
AMOUNTS:            With respect to each class of the Class A and Class M
                    Certificates and any Distribution Date, an amount equal to the aggregate amount of Basis Risk Shortfall for that class on that Distribution Date, plus any unpaid Basis Risk
                    Shortfall from prior Distribution Dates, plus interest
                    thereon to the extent previously unreimbursed by Excess Cash
                    Flow, at a rate equal to the related pass-through rate for that class.

RELIEF ACT
SHORTFALLS:         With respect to any Distribution Date, the shortfall, if
                    any, in collections of interest resulting from the
                    Servicemembers Civil Relief Act, as amended, or any similar legislation or regulation. Relief Act Shortfalls will be
                    covered by available Excess Cash Flow in the current period only. Any Relief Act Shortfalls allocated to the Offered
                    Certificates for the current period not covered by Excess
                    Cash Flow in the current period will remain unpaid.

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,         [GMAC RFC LOGO OMITTED]
SERIES 2006-RS5 $[382,590,000] (APPROXIMATE)
--------------------------------------------------------------------------------

THE NEGOTIATED
CONDUIT
ASSET PROGRAM:      The Mortgage Loans included in the trust were acquired and evaluated under Residential Funding's "Negotiated Conduit
                    Asset Program" or NCA program. Through the NCA program,
                    Residential Funding seeks to acquire recently originated
                    mortgage loan products with the characteristics described in the collateral tables herein. The Mortgage Loans may include a combination of layered risk factors including, but not
                    limited to, credit score, reduced loan documentation,
                    debt-to-income ratio, and loan to value ratio.

                    Residential Funding's standard programs are identified as
                    follows:

                    o    Jumbo A program, under which Residential Funding
                         purchases "A" quality, non-conforming mortgage loans,
                         which are then securitized under the RFMSI shelf. An
                         example of an NCA program loan includes, but is not
                         limited to, a mortgage loan made to a borrower with a
                         higher total debt-to-income ratio than that allowed by
                         Residential Funding's "Jumbo A" program.

                    o    Expanded Criteria program, under which Residential
                         Funding purchases mortgage loans to "A" quality
                         borrowers whose collateral characteristics differ from
                         conforming and jumbo guidelines, which are then
                         securitized under the RALI shelf. An example of an NCA
                         program loan includes, but is not limited to, a
                         mortgage loan where the combination of loan-to-value
                         ratio, credit score and documentation type do not meet
                         Residential Funding's "Expanded Criteria" program
                         guidelines.

                    o    Home Solution program, under which Residential Funding
                         purchases first lien "A" quality mortgage loans with
                         LTVs up to 107% and for which the related borrowers may
                         have limited cash, may not want to take cash out of
                         their investments, or may want to finance the full
                         value of the home plus closing costs, which are then
                         securitized under the RAMP-RZ shelf. An example of an
                         NCA program loan includes, but is not limited to, a
                         loan made to a borrower who does not meet reserve
                         requirements of the program or whose total
                         debt-to-income exceeds underwriting guidelines of
                         Residential Funding's "Home Solution" program.

                    o    AlterNet program, under which Residential Funding
                         purchases mortgage loans with characteristics that do
                         not meet traditional "A" quality credit requirements,
                         which are then securitized under the RASC shelf. An
                         example of an NCA program loan includes, but is not
                         limited to, a mortgage loan with a higher loan-to-value
                         ratio than the credit grade within Residential
                         Funding's "AlterNet" program guidelines allow.

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RESIDENTIAL ASSET MORTGAGE PRODUCTS
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,         [GMAC RFC LOGO OMITTED]
SERIES 2006-RS5 $[382,590,000] (APPROXIMATE)
--------------------------------------------------------------------------------

CREDIT
ENHANCEMENT:        A.  SUBORDINATION

                    Credit enhancement for the Class A Certificates will include the subordination of the Class M Certificates. Credit
                    enhancement for the Class M Certificates will include the
                    subordination of each class of the Class M Certificates with a lower payment priority.

                    INITIAL SUBORDINATION (INCLUDING THE INITIAL
                    OVERCOLLATERALIZATION AMOUNT):

                    -----------------------------------------------------
                                                                  AFTER
                    CLASS      EXPECTED RATING  INITIAL CREDIT  STEP-DOWN
                                (S&P/MOODY'S)       SUPPORT      SUPPORT
                    -----------------------------------------------------
                    Class A        AAA/Aaa          12.00%        24.00%
                    Class M-1      AA+/Aa1           9.25%        18.50%
                    Class M-2       AA/Aa2           7.45%        14.90%
                    Class M-3      AA-/Aa3           6.40%        12.80%
                    Class M-4       A+/A1            5.45%        10.90%
                    Class M-5        A/A2            4.70%        9.40%
                    Class M-6       A-/A3            4.05%        8.10%
                    Class M-7     BBB+/Baa1          3.45%        6.90%
                    Class M-8      BBB/Baa2          2.90%        5.80%
                    Class M-9     BBB-/Baa3          1.90%        3.80%
                    -----------------------------------------------------

                    For any class of Offered Certificates, the Initial Credit
                    Support is the aggregate certificate principal balance of
                    all certificates subordinate to such class as a percentage of the aggregate stated principal balance of the Mortgage
                    Loans as of the Cut-off Date. The Initial Credit Support
                    includes the initial Overcollateralization Amount.

                                        8

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RESIDENTIAL ASSET MORTGAGE PRODUCTS
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SERIES 2006-RS5 $[382,590,000] (APPROXIMATE)
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                    B. OVERCOLLATERALIZATION ("OC")

                    ------------------------------------------------------------

                    ------------------------------------------------------------
                    Initial (% Orig.)                            1.90%
                    OC Target (% Orig.)                          1.90%
                    OC Floor (% Orig.)                           0.50%
                    OC Stepdown Target (% Current)               3.80%
                    OC Holiday                                   None
                    ------------------------------------------------------------

                    C. EXCESS SPREAD *

                    Initially equal to approximately 244 basis points per annum, for the initial accrual period.

                    * - Excess Spread is calculated on a 30/360 basis and at the
                    Pricing Speed Assumption.

                    D. YIELD MAINTENANCE AGREEMENT

                    Any amounts payable under the Yield Maintenance Agreement on each Distribution Date will be included in Excess Cash Flow and will be distributed in accordance with the priority set forth below under "Excess Cash Flow Distributions."

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS
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SERIES 2006-RS5 $[382,590,000] (APPROXIMATE)
--------------------------------------------------------------------------------

EXCESS CASH FLOW
DISTRIBUTIONS:      On any Distribution Date, the Excess Cash Flow will be
                    allocated among the certificates as set forth in the
                    Preliminary Prospectus in the following order of priority:

                    (1)  as part of the Principal Distribution Amount, to pay to the holders of the Class A and Class M Certificates in
                         reduction of their certificate principal balances, the
                         principal portion of realized losses previously
                         allocated to reduce the certificate principal balance
                         of any Class A and Class M Certificates and remaining
                         unreimbursed, but only to the extent of subsequent
                         recoveries;

                    (2)  as part of the Principal Distribution Amount, to pay to the holders of the Class A and Class M Certificates in
                         reduction of their certificate principal balances, the
                         principal portion of realized losses incurred on the
                         Mortgage Loans for the preceding calendar month;

                    (3)  to pay the holders of the Class A and Class M
                         Certificates as part of the Principal Distribution
                         Amount, any Overcollateralization Increase Amount;

                    (4)  to pay the holders of Class A and Class M Certificates, the amount of any Prepayment Interest Shortfalls
                         allocated thereto for that Distribution Date, on a pro
                         rata basis based on accrued certificate interest
                         otherwise due thereon, to the extent not covered by the
                         Eligible Master Servicing Compensation on that
                         Distribution Date;

                    (5)  to pay to the holders of the Class A and Class M
                         Certificates, any prepayment interest shortfalls
                         remaining unpaid from prior Distribution Dates together
                         with interest thereon, on a pro rata basis based on
                         unpaid prepayment interest shortfalls previously
                         allocated thereto;

                    (6)  to pay to the holders of the Class A Certificates, on a pro rata basis, based on the amount of Basis Risk
                         Carry-Forward Amounts previously allocated thereto that
                         remain unreimbursed, and then to the holders of the
                         Class M Certificates, in the order of payment priority,
                         the amount of any Basis Risk Shortfall Carry-Forward
                         Amounts, remaining unpaid as of that Distribution Date;

                    (7)  to pay to the holders of the Class A and Class M
                         Certificates, the amount of any Relief Act Shortfalls
                         allocated thereto, on a pro rata basis based on Relief
                         Act Shortfalls allocated thereto for that Distribution
                         Date;

                    (8)  to pay to the holders of the Class A Certificates, on a pro rata basis, based on the amount of realized losses
                         previously allocated thereto that remain unreimbursed
                         and then to the holders of the Class M Certificates, in
                         the order of payment priority, the principal portion of
                         any realized losses previously allocated thereto that
                         remain unreimbursed; and

                                       10

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                    (9)  to pay to the holders of the Class SB Certificates and the Class R Certificates any balance remaining, in
                         accordance with the terms of the pooling and servicing
                         agreement.

                    On any Distribution Date, the amounts described in clause
                    (2) and (3) above will be paid first from Excess Cash Flow for that Distribution Date, other than amounts received by the trustee under the Yield Maintenance Agreement, and
                    second from amounts received by the trustee under the Yield
                    Maintenance Agreement.

INTEREST ACCRUAL
PERIOD:             From and including the preceding Distribution Date (for the first accrual period, the closing date) up to but excluding the current Distribution Date on an actual/360 basis.

PASS-THROUGH
RATES:              On each Distribution Date, the Pass-Through Rate on each
                    class of the Class A and Class M Certificates will be a per annum rate equal to the least of (x) for any Distribution
                    Date which occurs prior to the second Distribution Date
                    after the first possible Optional Call Date, One-Month LIBOR plus the related margin for such class, and beginning on the second Distribution Date after the first possible Optional
                    Call Date, (1) with respect to the Class A-2, Class A-3 and
                    Class A-4 Certificates, One-Month LIBOR plus 2 times the
                    related initial margin for such class, and (2) with respect to the Class M Certificates, One-Month LIBOR plus 1.5 times the related initial margin of such class, (y) the Net WAC
                    Cap Rate and (z) 14.00% per annum.

NET WAC CAP RATE:   With respect to any Distribution Date, a per annum rate
                    (which will not be less than zero) equal to the product of
                    (a) the weighted average of the Net Mortgage Rates of the
                    Mortgage Loans using the Net Mortgage Rates in effect for
                    the scheduled payments due on such Mortgage Loans during the related due period, and (b) a fraction expressed as a
                    percentage, the numerator of which is 30 and the denominator of which is the actual number of days in the related
                    Interest Accrual Period.

                                       11

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--------------------------------------------------------------------------------

NET MORTGAGE RATE:  With respect to any Mortgage Loan, the mortgage rate minus
                    (a) the master servicing fee and (b) the sub-servicing fee.

ELIGIBLE MASTER
SERVICING
COMPENSATION:       For any Distribution Date, an amount equal to the lesser of
                    (a) one-twelfth of 0.125% of the stated principal balance of the Mortgage Loans immediately preceding that Distribution
                    Date, and (b) the sum of the master servicing fee payable to the Master Servicer in respect of its master servicing
                    activities and reinvestment income received by the Master
                    Servicer on amounts payable with respect to that
                    Distribution Date with respect to the Mortgage Loans. Excess
                    Cash Flow may also be available to cover prepayment interest shortfalls, subject to the priority of distribution for
                    Excess Cash Flow.

ADVANCES:           The Master Servicer will advance delinquent principal and
                    interest to the extent the advance is recoverable from
                    future collections on the Mortgage Loans.

OVER-
COLLATERALIZATION
AMOUNT:             With respect to any Distribution Date, the excess, if any, of (a) the aggregate stated principal balance of the
                    Mortgage Loans before giving effect to distributions of
                    principal to be made on that Distribution Date, over (b) the aggregate certificate principal balance of the Class A and
                    Class M Certificates, as of such date, before taking into
                    account distributions of principal to be made on that
                    Distribution Date.

REQUIRED
OVER-
COLLATERALIZATION
AMOUNT:             With respect to any Distribution Date (i) prior to the
                    Stepdown Date, an amount equal to [1.90]% of the aggregate stated principal balance of the Mortgage Loans as of the
                    Cut-off Date, (ii) on or after the Stepdown Date provided a
                    Trigger Event is not in effect, the greater of (x) [3.80]%
                    of the then current aggregate outstanding principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the
                    Overcollateralization Floor or (iii) on or after the related
                    Stepdown Date if a Trigger Event is in effect, the Required
                    Overcollateralization Amount for the immediately preceding
                    Distribution Date. The Required Overcollateralization Amount
                    may be reduced from time to time with notification to the
                    rating agencies.

OVER-
COLLATERALIZATION
FLOOR:              0.50% of the aggregate stated principal balance of the
                    Mortgage Loans, as of the Cut-Off Date.

                                       12

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RESIDENTIAL ASSET MORTGAGE PRODUCTS
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,         [GMAC RFC LOGO OMITTED]
SERIES 2006-RS5 $[382,590,000] (APPROXIMATE)
--------------------------------------------------------------------------------

STEPDOWN DATE:      The earlier to occur of (i) the Distribution Date
                    immediately succeeding the Distribution Date on which the
                    aggregate certificate principal balance of the Class A
                    Certificates has been reduced to zero and (ii) the later to occur of (x) the Distribution Date in September 2009 and (y)
                    the first Distribution Date on which the Senior Enhancement
                    Percentage is greater than or equal to 24.00%.

OVER-
COLLATERALIZATION
INCREASE AMOUNT:    With respect to any Distribution Date, an amount equal to
                    the lesser of (i) available Excess Cash Flow available for payment of the Overcollateralization Increase Amount on that
                    Distribution Date, as provided in clause (3) under "Excess
                    Cash Flow Distributions" and (ii) the excess, if any, of (x)
                    the Required Overcollateralization Amount for that
                    Distribution Date over (y) the Overcollateralization Amount for that Distribution Date.

OVER-
COLLATERALIZATION
REDUCTION AMOUNT:   With respect to any Distribution Date for which the Excess
                    Overcollateralization Amount is, or would be, after taking into account all other distributions to be made on that
                    Distribution Date, greater than zero, an amount equal to the lesser of (i) the Excess Overcollateralization Amount for
                    that Distribution Date and (ii) Principal Remittance Amount for that Distribution Date.

EXCESS OVER-
COLLATERALIZATION
AMOUNT:             With respect to any Distribution Date, the excess, if any, of the Overcollateralization Amount over the Required
                    Overcollateralization Amount.

EXCESS CASH FLOW:   For any Distribution Date, the sum of (a) the excess of (1)
                    the available distribution amount for that Distribution Date over (2) the sum of (x) the interest distribution amount for the Offered Certificates for that Distribution Date and (y)
                    the lesser of (i) the aggregate certificate principal
                    balance of the Offered Certificates immediately prior to
                    such Distribution Date and (ii) the Principal Remittance
                    Amount for that Distribution Date to the extent not needed to pay interest on the Offered Certificates on such
                    Distribution Date, (b) any Overcollateralization Reduction
                    Amount and (c) any amounts received by the trust under the
                    Yield Maintenance Agreement for that Distribution Date.
                    Excess Cash Flow may be used to protect the Class A and
                    Class M Certificates against realized losses by making an
                    additional payment of principal up to the amount of the
                    realized losses as and to the extent described above in
                    "Excess Cash Flow Distributions".

                                       13

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RESIDENTIAL ASSET MORTGAGE PRODUCTS
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,         [GMAC RFC LOGO OMITTED]
SERIES 2006-RS5 $[382,590,000] (APPROXIMATE)
--------------------------------------------------------------------------------

TRIGGER EVENT:
(SUBJECT TO CHANGE) A Trigger Event is in effect on any Distribution Date if either (i) the three month average of the related Sixty-Plus
                    Delinquency Percentage, as determined on that Distribution
                    Date and the immediately preceding two Distribution Dates, equals or exceeds [44.00]% of the Senior Enhancement
                    Percentage or (ii) cumulative realized losses on the
                    Mortgage Loans as a percentage of the initial aggregate
                    principal balance of the Mortgage Loans as of the Cut-off
                    Date exceed the following amounts:

                    ------------------------------------------------------------
                                                   LOSS TRIGGER
                    ------------------------------------------------------------
                    Months 25-36      [0.75]% in the first month plus an
                                      additional 1/12th of [0.90]% for every
                                      month thereafter
                    Months 37-48      [1.65]% in the first month plus an
                                      additional 1/12th of [1.05]% for every
                                      month thereafter
                    Months 49-60      [2.70]% in the first month plus an
                                      additional 1/12th of [0.80]% for every
                                      month thereafter
                    Months 61-72      [3.50]% in the first month plus an
                                      additional 1/12th of [0.55]% for every
                                      month thereafter
                    Months 73-84      [4.05]% in the first month plus an
                                      additional 1/12th of [0.10]% for every
                                      month thereafter
                    Months 85 and     [4.15]%
                    thereafter
                    ------------------------------------------------------------

SIXTY-PLUS
DELINQUENCY
PERCENTAGE:         With respect to any Distribution Date, the fraction,
                    expressed as a percentage, equal to (x) the aggregate stated
                    principal balance of the Mortgage Loans that are 60 or more days delinquent in payment of principal and interest for
                    that Distribution Date, including Mortgage Loans in
                    bankruptcy that are 60 or more days delinquent, foreclosure or REO, over (y) the aggregate stated principal balance of the Mortgage Loans immediately preceding that Distribution
                    Date.

SENIOR ENHANCEMENT
PERCENTAGE:         For any Distribution Date, the percentage obtained by
                    dividing (x) the sum of (i) the aggregate certificate
                    principal balance of the Class M Certificates and (ii) the
                    Overcollateralization Amount, in each case prior to the
                    distribution of the aggregate Principal Distribution Amount on such Distribution Date, by (y) the aggregate stated
                    principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date.

                                       14

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,         [GMAC RFC LOGO OMITTED]
SERIES 2006-RS5 $[382,590,000] (APPROXIMATE)
--------------------------------------------------------------------------------

PRINCIPAL
DISTRIBUTION
AMOUNT:             On any Distribution Date, the lesser of (a) the excess of
                    (i) the available distribution amount plus for inclusion in
                    Excess Cash Flow for purposes of clauses (b)(v) and (vi) in this definition, the amounts received by the trustee under the Yield Maintenance Agreement for that Distribution Date to the extent set forth in clauses (2) and (3) under the
                    "Excess Cash Flow Distributions" above, over (ii) the
                    interest distribution amount and (b) the aggregate amount
                    described below:

                     (i)    the principal portion of all scheduled monthly
                            payments on the Mortgage Loans received or advanced
                            with respect to the related due period;

                     (ii)   the principal portion of all proceeds of the
                            repurchase of Mortgage Loans, or, in the case of a
                            substitution, amounts representing a principal
                            adjustment, as required by the pooling and servicing
                            agreement during the preceding calendar month;

                     (iii)  the principal portion of all other unscheduled
                            collections other than subsequent recoveries,
                            received on the Mortgage Loans during the preceding
                            calendar month, or deemed to be received during the
                            preceding calendar month, including, without
                            limitation, full and partial principal prepayments
                            made by the respective mortgagors, to the extent not
                            distributed in the preceding month;

                     (iv)   the lesser of (a) subsequent recoveries for that
                            Distribution Date and (b) the principal portion of
                            any realized losses allocated to any class of
                            Offered Certificates on a prior Distribution Date
                            and remaining unpaid;

                     (v)    the lesser of (a) the Excess Cash Flow for that
                            Distribution Date, to the extent not used in clause
                            (b) (iv) above on such Distribution Date, and (b)
                            the principal portion of any realized losses
                            incurred, or deemed to have been incurred, on any
                            Mortgage Loans in the calendar month preceding that
                            Distribution Date to the extent covered by Excess
                            Cash Flow for that Distribution Date as described
                            under "--Excess Cash Flow Distributions" above; and

                     (vi)   the lesser of (a) the Excess Cash Flow for that
                            Distribution Date, to the extent not used pursuant
                            to clauses (b) (iv) and (v) above on such
                            Distribution Date, and (b) the amount of any
                            Overcollateralization Increase Amount for that
                            Distribution Date, to the extent covered by Excess
                            Cash Flow for that Distribution Date as described
                            under "Excess Cash Flow Distributions" above;

                    minus

                     (vii)  the amount of any Overcollateralization Reduction
                            Amount for that Distribution Date; and

                     (viii) any capitalization reimbursement amount.

                    In no event will the Principal Distribution Amount on any
                    Distribution Date be less than zero or greater than the
                    outstanding aggregate certificate principal balance of the
                    Class A Certificates and Class M Certificates.

CLASS A PRINCIPAL

                                       15

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,         [GMAC RFC LOGO OMITTED]
SERIES 2006-RS5 $[382,590,000] (APPROXIMATE)
--------------------------------------------------------------------------------

DISTRIBUTION
AMOUNT:             With respect to any Distribution Date (i) prior to the
                    Stepdown Date or on or after the Stepdown Date if a Trigger
                    Event is in effect for that Distribution Date, the Principal
                    Distribution Amount for that Distribution Date or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

                    o    the Principal Distribution Amount for that Distribution
                         Date; and
                    o    the excess, if any, of (A) the aggregate certificate
                         principal balance of the Class A Certificates
                         immediately prior to that Distribution Date over (B)
                         the lesser of (x) the product of (1) the applicable
                         Subordination Percentage and (2) the aggregate stated
                         principal balance of the Mortgage Loans after giving
                         effect to distributions to be made on that Distribution
                         Date and (y) the excess, if any, of the aggregate
                         stated principal balance of the Mortgage Loans after
                         giving effect to distributions to be made on that
                         Distribution Date, over the Overcollateralization
                         Floor.

PRINCIPAL
REMITTANCE
AMOUNT:             For any Distribution Date, the sum of the following amounts:
                    (i) the principal portion of all scheduled monthly payments on the Mortgage Loans received or advanced with respect to the related due period; (ii) the principal portion of all
                    proceeds of the repurchase of Mortgage Loans or, in the case of substitution, amounts representing a principal adjustment as required in the pooling and servicing agreement during
                    the preceding calendar month; and (iii) the principal
                    portion of all other unscheduled collections received on the
                    Mortgage Loans during the preceding calendar month
                    including, without limitation, full and partial principal
                    prepayments made by the respective mortgagors, to the extent not distributed in the preceding month but excluding
                    subsequent recoveries.

                                       16

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,         [GMAC RFC LOGO OMITTED]
SERIES 2006-RS5 $[382,590,000] (APPROXIMATE)
--------------------------------------------------------------------------------

INTEREST
DISTRIBUTIONS:      Distributions to the holders of the Offered Certificates
                    will be made generally as follows:

                    From the available distribution amount remaining on each
                    Distribution Date after payment of certain fees and
                    expenses, distribution of accrued and unpaid interest (less any prepayment interest shortfalls not covered by Eligible
                    Master Servicing Compensation or any Relief Act Shortfalls)
                    to the holders of Offered Certificates, in the following
                    order of priority:

                     (i)    To each class of the Class A Certificates, on a
                            pro-rata basis, based on the accrued certificate
                            interest accrued thereon;

                     (ii)   To the Class M-1 Certificates;

                     (iii)  To the Class M-2 Certificates;

                     (iv)   To the Class M-3 Certificates;

                     (v)    To the Class M-4 Certificates;

                     (vi)   To the Class M-5 Certificates;

                     (vii)  To the Class M-6 Certificates;

                     (viii) To the Class M-7 Certificates;

                     (ix)   To the Class M-8 Certificates; and

                     (x)    To the Class M-9 Certificates.

PRINCIPAL
DISTRIBUTIONS:
                    The Principal Distribution Amount will be distributed as
                    follows:

                     (i)    To the Class A Certificates, the Class A Principal
                            Distribution Amount, sequentially to the Class A-1,
                            Class A-2, Class A-3 and Class A-4 Certificates in
                            that order, until the certificate principal balances
                            thereof are reduced to zero;

                     (ii)   To the Class M-1 Certificates, the Class M-1
                            Principal Distribution Amount, until the certificate
                            principal balance of the Class M-1 Certificates is
                            reduced to zero;

                     (iii)  To the Class M-2 Certificates, the Class M-2
                            Principal Distribution Amount, until the certificate
                            principal balance of the Class M-2 Certificates is
                            reduced to zero;

                     (iv)   To the Class M-3 Certificates, the Class M-3
                            Principal Distribution Amount, until the certificate
                            principal balance of the Class M-3 Certificates is
                            reduced to zero;

                     (v)    To the Class M-4 Certificates, the Class M-4
                            Principal Distribution Amount, until the certificate
                            principal balance of the Class M-4 Certificates is
                            reduced to zero;

                     (vi)   To the Class M-5 Certificates, the Class M-5
                            Principal Distribution Amount, until the certificate
                            principal balance of the Class M-5 Certificates is
                            reduced to zero;

                                       17

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,         [GMAC RFC LOGO OMITTED]
SERIES 2006-RS5 $[382,590,000] (APPROXIMATE)
--------------------------------------------------------------------------------

                     (vii)  To the Class M-6 Certificates, the Class M-6
                            Principal Distribution Amount, until the certificate
                            principal balance of the Class M-6 Certificates is
                            reduced to zero;

                     (viii) To the Class M-7 Certificates, the Class M-7
                            Principal Distribution Amount, until the certificate
                            principal balance of the Class M-7 Certificates is
                            reduced to zero;

                     (ix)   To the Class M-8 Certificates, the Class M-8
                            Principal Distribution Amount, until the certificate
                            principal balance of the Class M-8 Certificates is
                            reduced to zero; and

                     (x)    To the Class M-9 Certificates, the Class M-9
                            Principal Distribution Amount, until the certificate
                            principal balance of the Class M-9 Certificates is
                            reduced to zero.

CLASS M-1
PRINCIPAL
DISTRIBUTION
AMOUNT:             With respect to any Distribution Date (i) prior to the
                    Stepdown Date or on or after the Stepdown Date if a Trigger
                    Event is in effect for that Distribution Date, the remaining
                    Principal Distribution Amount for that Distribution Date
                    after distribution of the Class A Principal Distribution
                    Amount or (ii) on or after the Stepdown Date if a Trigger
                    Event is not in effect for that Distribution Date, the
                    lesser of:

                    o    the remaining Principal Distribution Amount for that
                         Distribution Date after distribution of the Class A
                         Principal Distribution Amount; and
                    o    the excess, if any, of (A) the sum of (1) the aggregate
                         certificate principal balance of the Class A
                         Certificates (after taking into account the payment of
                         the Class A Principal Distribution Amount for that
                         Distribution Date) and (2) the certificate principal
                         balance of the Class M-1 Certificates immediately prior
                         to that Distribution Date over (B) the lesser of (x)
                         the product of (1) the applicable Subordination
                         Percentage and (2) the aggregate stated principal
                         balance of the Mortgage Loans after giving effect to
                         distributions to be made on that Distribution Date and
                         (y) the excess, if any, of the aggregate stated
                         principal balance of the Mortgage Loans after giving
                         effect to distributions to be made on that Distribution
                         Date, over the Overcollateralization Floor.

                                       18

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,         [GMAC RFC LOGO OMITTED]
SERIES 2006-RS5 $[382,590,000] (APPROXIMATE)
--------------------------------------------------------------------------------

CLASS M-2
PRINCIPAL
DISTRIBUTION
AMOUNT:             With respect to any Distribution Date (i) prior to the
                    Stepdown Date or on or after the Stepdown Date if a Trigger
                    Event is in effect for that Distribution Date, the remaining
                    Principal Distribution Amount for that Distribution Date
                    after distribution of the Class A and Class M-1 Principal
                    Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution
                    Date, the lesser of:

               o    the remaining Principal Distribution Amount for that
                    Distribution Date after distribution of the Class A and
                    Class M-1 Principal Distribution Amounts; and
               o    the excess, if any, of (A) the sum of (1) the aggregate
                    certificate principal balance of the Class A and Class M-1
                    Certificates (after taking into account the payment of the
                    Class A and Class M-1 Principal Distribution Amounts for
                    that Distribution Date) and (2) the certificate principal
                    balance of the Class M-2 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the
                    product of (1) the applicable Subordination Percentage and
                    (2) the aggregate stated principal balance of the Mortgage
                    Loans after giving effect to distributions to be made on
                    that Distribution Date and (y) the excess, if any, of the
                    aggregate stated principal balance of the Mortgage Loans
                    after giving effect to distributions to be made on that
                    Distribution Date, over the Overcollateralization Floor.

CLASS M-3
PRINCIPAL
DISTRIBUTION
AMOUNT:             With respect to any Distribution Date (i) prior to the
                    Stepdown Date or on or after the Stepdown Date if a Trigger
                    Event is in effect for that Distribution Date, the remaining
                    Principal Distribution Amount for that Distribution Date
                    after distribution of the Class A, Class M-1 and Class M-2
                    Principal Distribution Amounts or (ii) on or after the
                    Stepdown Date if a Trigger Event is not in effect for that
                    Distribution Date, the lesser of:

                    o    the remaining Principal Distribution Amount for that
                         Distribution Date after distribution of the Class A,
                         Class M-1 and Class M-2 Principal Distribution Amounts;
                         and
                    o    the excess, if any, of (A) the sum of (1) the aggregate
                         certificate principal balance of the Class A, Class M-1
                         and Class M-2 Certificates (after taking into account
                         the payment of the Class A, Class M-1 and Class M-2
                         Principal Distribution Amounts for that Distribution
                         Date) and (2) the certificate principal balance of the
                         Class M-3 Certificates immediately prior to that
                         Distribution Date over (B) the lesser of (x) the
                         product of (1) the applicable Subordination Percentage
                         and (2) the aggregate stated principal balance of the
                         Mortgage Loans after giving effect to distributions to
                         be made on that Distribution Date and (y) the excess,
                         if any, of the aggregate stated principal balance of
                         the Mortgage Loans after giving effect to distributions
                         to be made on that Distribution Date, over the
                         Overcollateralization Floor.

                                       19

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,         [GMAC RFC LOGO OMITTED]
SERIES 2006-RS5 $[382,590,000] (APPROXIMATE)
--------------------------------------------------------------------------------

CLASS M-4
PRINCIPAL
DISTRIBUTION
AMOUNT:             With respect to any Distribution Date (i) prior to the
                    Stepdown Date or on or after the Stepdown Date if a Trigger
                    Event is in effect for that Distribution Date, the remaining
                    Principal Distribution Amount for that Distribution Date
                    after distribution of the Class A, Class M-1, Class M-2 and
                    Class M-3 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for
                    that Distribution Date, the lesser of:

                    o    the remaining Principal Distribution Amount for that
                         Distribution Date after distribution of the Class A,
                         Class M-1, Class M-2 and Class M-3 Principal
                         Distribution Amounts; and
                    o    the excess, if any, of (A) the sum of (1) the aggregate
                         certificate principal balance of the Class A, Class
                         M-1, Class M-2 and Class M-3 Certificates (after taking
                         into account the payment of the Class A, Class M-1,
                         Class M-2 and Class M-3 Principal Distribution Amounts
                         for that Distribution Date) and (2) the certificate
                         principal balance of the Class M-4 Certificates
                         immediately prior to that Distribution Date over (B)
                         the lesser of (x) the product of (1) the applicable
                         Subordination Percentage and (2) the aggregate stated
                         principal balance of the Mortgage Loans after giving
                         effect to distributions to be made on that Distribution
                         Date and (y) the excess, if any, of the aggregate
                         stated principal balance of the Mortgage Loans after
                         giving effect to distributions to be made on that
                         Distribution Date, over the Overcollateralization
                         Floor.

CLASS M-5
PRINCIPAL
DISTRIBUTION
AMOUNT:             With respect to any Distribution Date (i) prior to the
                    Stepdown Date or on or after the Stepdown Date if a Trigger
                    Event is in effect for that Distribution Date, the remaining
                    Principal Distribution Amount for that Distribution Date
                    after distribution of the Class A, Class M-1, Class M-2,
                    Class M-3 and Class M-4 Principal Distribution Amounts or
                    (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

                    o    the remaining Principal Distribution Amount for that
                         Distribution Date after distribution of the Class A,
                         Class M-1, Class M-2, Class M-3 and Class M-4 Principal
                         Distribution Amounts; and
                    o    the excess, if any, of (A) the sum of (1) the aggregate
                         certificate principal balance of the Class A, Class
                         M-1, Class M-2, Class M-3 and Class M-4 Certificates
                         (after taking into account the payment of the Class A,
                         Class M-1, Class M-2, Class M-3 and Class M-4 Principal
                         Distribution Amounts for that Distribution Date) and
                         (2) the certificate principal balance of the Class M-5
                         Certificates immediately prior to that Distribution
                         Date over (B) the lesser of (x) the product of (1) the
                         applicable Subordination Percentage and (2) the
                         aggregate stated principal balance of the Mortgage
                         Loans after giving effect to distributions to be made
                         on that Distribution Date and (y) the excess, if any,
                         of the aggregate stated principal balance of the
                         Mortgage Loans after giving effect to distributions to
                         be made on that Distribution Date, over the
                         Overcollateralization Floor.

                                       20

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RESIDENTIAL ASSET MORTGAGE PRODUCTS
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,         [GMAC RFC LOGO OMITTED]
SERIES 2006-RS5 $[382,590,000] (APPROXIMATE)
--------------------------------------------------------------------------------

CLASS M-6
PRINCIPAL
DISTRIBUTION
AMOUNT:             With respect to any Distribution Date (i) prior to the
                    Stepdown Date or on or after the Stepdown Date if a Trigger
                    Event is in effect for that Distribution Date, the remaining
                    Principal Distribution Amount for that Distribution Date
                    after distribution of the Class A, Class M-1, Class M-2,
                    Class M-3, Class M-4 and Class M-5 Principal Distribution
                    Amounts or (ii) on or after the Stepdown Date if a Trigger
                    Event is not in effect for that Distribution Date, the
                    lesser of:

                    o    the remaining Principal Distribution Amount for that
                         Distribution Date after distribution of the Class A,
                         Class M-1, Class M-2, Class M-3, Class M-4 and Class
                         M-5 Principal Distribution Amounts; and
                    o    the excess, if any, of (A) the sum of (1) the aggregate
                         certificate principal balance of the Class A, Class
                         M-1, Class M-2, Class M-3, Class M-4 and Class M-5
                         Certificates (after taking into account the payment of
                         the Class A, Class M-1, Class M-2, Class M-3, Class M-4
                         and Class M-5 Principal Distribution Amount for that
                         Distribution Date) and (2) the certificate principal
                         balance of the Class M-6 Certificates immediately prior
                         to that Distribution Date over (B) the lesser of (x)
                         the product of (1) the applicable Subordination
                         Percentage and (2) the aggregate stated principal
                         balance of the Mortgage Loans after giving effect to
                         distributions to be made on that Distribution Date and
                         (y) the excess, if any, of the aggregate stated
                         principal balance of the Mortgage Loans after giving
                         effect to distributions to be made on that Distribution
                         Date, over the Overcollateralization Floor.

CLASS M-7
PRINCIPAL
DISTRIBUTION
AMOUNT:             With respect to any Distribution Date (i) prior to the
                    Stepdown Date or on or after the Stepdown Date if a Trigger
                    Event is in effect for that Distribution Date, the remaining
                    Principal Distribution Amount for that Distribution Date
                    after distribution of the Class A, Class M-1, Class M-2,
                    Class M-3, Class M-4, Class M-5 and Class M-6 Principal
                    Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution
                    Date, the lesser of:

                    o    the remaining Principal Distribution Amount for that
                         Distribution Date after distribution of the Class A,
                         Class M-1, Class M-2, Class M-3, Class M-4, Class M-5
                         and Class M-6 Principal Distribution Amounts; and
                    o    the excess, if any, of (A) the sum of (1) the aggregate
                         certificate principal balance of the Class A, Class
                         M-1, Class M-2, Class M-3, Class M-4, Class M-5 and
                         Class M-6 Certificates (after taking into account the
                         payment of the Class A, Class M-1, Class M-2, Class
                         M-3, Class M-4, Class M-5 and Class M-6 Principal
                         Distribution Amounts for that Distribution Date) and
                         (2) the certificate principal balance of the Class M-7
                         Certificates immediately prior to that Distribution
                         Date over (B) the lesser of (x) the product of (1) the
                         applicable Subordination Percentage and (2) the
                         aggregate stated principal balance of the Mortgage
                         Loans after giving effect to distributions to be made
                         on that Distribution Date and (y) the excess, if any,
                         of the aggregate stated principal balance of the
                         Mortgage Loans after giving effect to distributions to
                         be made on that Distribution Date, over the
                         Overcollateralization Floor.

                                       21

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RESIDENTIAL ASSET MORTGAGE PRODUCTS
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,         [GMAC RFC LOGO OMITTED]
SERIES 2006-RS5 $[382,590,000] (APPROXIMATE)
--------------------------------------------------------------------------------

CLASS M-8
PRINCIPAL
DISTRIBUTION
AMOUNT:             With respect to any Distribution Date (i) prior to the
                    Stepdown Date or on or after the Stepdown Date if a Trigger
                    Event is in effect for that Distribution Date, the remaining
                    Principal Distribution Amount for that Distribution Date
                    after distribution of the Class A, Class M-1, Class M-2,
                    Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7
                    Principal Distribution Amounts or (ii) on or after the
                    Stepdown Date if a Trigger Event is not in effect for that
                    Distribution Date, the lesser of:

                    o    the remaining Principal Distribution Amount for that
                         Distribution Date after distribution of the Class A,
                         Class M-1, Class M-2, Class M-3, Class M-4, Class M-5,
                         Class M-6 and Class M-7 Principal Distribution Amounts;
                         and
                    o    the excess, if any, of (A) the sum of (1) the aggregate
                         certificate principal balance of the Class A, Class
                         M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class
                         M-6 and Class M-7 Certificates (after taking into
                         account the payment of the Class A, Class M-1, Class
                         M-2, Class M-3, Class M-4, Class M-5, Class M-6 and
                         Class M-7 Principal Distribution Amounts for that
                         Distribution Date) and (2) the certificate principal
                         balance of the Class M-8 Certificates immediately prior
                         to that Distribution Date over (B) the lesser of (x)
                         the product of (1) the applicable Subordination
                         Percentage and (2) the aggregate stated principal
                         balance of the Mortgage Loans after giving effect to
                         distributions to be made on that Distribution Date and
                         (y) the excess, if any, of the aggregate stated
                         principal balance of the Mortgage Loans after giving
                         effect to distributions to be made on that Distribution
                         Date, over the Overcollateralization Floor.

CLASS M-9
PRINCIPAL
DISTRIBUTION
AMOUNT:             With respect to any Distribution Date (i) prior to the
                    Stepdown Date or on or after the Stepdown Date if a Trigger
                    Event is in effect for that Distribution Date, the remaining
                    Principal Distribution Amount for that Distribution Date
                    after distribution of the Class A, Class M-1, Class M-2,
                    Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and
                    Class M-8 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for
                    that Distribution Date, the lesser of:

                    o    the remaining Principal Distribution Amount for that
                         Distribution Date after distribution of the Class A,
                         Class M-1, Class M-2, Class M-3, Class M-4, Class M-5,
                         Class M-6, Class M-7 and Class M-8 Principal
                         Distribution Amounts; and
                    o    the excess, if any, of (A) the sum of (1) the aggregate
                         certificate principal balance of the Class A, Class
                         M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class
                         M-6, Class M-7 and Class M-8 Certificates (after taking
                         into account the payment of the Class A, Class M-1,
                         Class M-2, Class M-3, Class M-4, Class M-5, Class M-6,
                         Class M-7 and Class M-8 Principal Distribution Amounts
                         for that Distribution Date) and (2) the certificate
                         principal balance of the Class M-9 Certificates
                         immediately prior to that Distribution Date over (B)
                         the lesser of (x) the product of (1) the applicable
                         Subordination Percentage and (2) the aggregate stated
                         principal balance of the Mortgage Loans after giving
                         effect to distributions to be made on that Distribution
                         Date and (y) the excess, if any, of the aggregate
                         stated principal balance of the Mortgage Loans after
                         giving effect to distributions to be made on that
                         Distribution Date, over the Overcollateralization
                         Floor.

                                       22

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,         [GMAC RFC LOGO OMITTED]
SERIES 2006-RS5 $[382,590,000] (APPROXIMATE)
--------------------------------------------------------------------------------

SUBORDINATION
PERCENTAGE:         As to any class of Class A or Class M Certificates, the
                    respective approximate percentage set forth below:

                    -----------------------------------------------------------
                                         EXPECTED RATING       SUBORDINATION
                    CLASS                 (S&P/MOODY'S)              %
                    -----------------------------------------------------------
                    Class A                 AAA/Aaa               76.00%
                    Class M-1               AA+/Aa1               81.50%
                    Class M-2                AA/Aa2               85.10%
                    Class M-3               AA-/Aa3               87.20%
                    Class M-4                A+/A1                89.10%
                    Class M-5                 A/A2                90.60%
                    Class M-6                A-/A3                91.90%
                    Class M-7              BBB+/Baa1              93.10%
                    Class M-8               BBB/Baa2              94.20%
                    Class M-9              BBB-/Baa3              96.20%
                    -----------------------------------------------------------

SUBSEQUENT
RECOVERIES:         Subsequent recoveries, net of reimbursable expenses, with
                    respect to Mortgage Loans that have been previously
                    liquidated and that have resulted in a realized loss.

ALLOCATION OF
LOSSES:             Any realized losses will be allocated or covered as follows:

                     (i)    By Excess Cash Flow for the related Distribution
                            Date as and to the extent described in "Excess Cash
                            Flow Distributions" above;

                     (ii)   By reduction of the Overcollateralization Amount,
                            until reduced to zero (as further described in the
                            prospectus supplement);

                     (iii)  To the Class M-9 Certificates, until reduced to
                            zero;

                     (iv)   To the Class M-8 Certificates, until reduced to
                            zero;

                     (v)    To the Class M-7 Certificates, until reduced to
                            zero;

                     (vi)   To the Class M-6 Certificates, until reduced to
                            zero;

                     (vii)  To the Class M-5 Certificates, until reduced to
                            zero;

                     (viii) To the Class M-4 Certificates, until reduced to
                            zero;

                     (ix)   To the Class M-3 Certificates, until reduced to
                            zero;

                     (x)    To the Class M-2 Certificates, until reduced to
                            zero;

                     (xi)   To the Class M-1 Certificates, until reduced to
                            zero; and

                     (xii)  To the Class A Certificates, on a pro rata basis,
                            until reduced to zero.

                                       23

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,         [GMAC RFC LOGO OMITTED]
SERIES 2006-RS5 $[382,590,000] (APPROXIMATE)
--------------------------------------------------------------------------------

PRELIMINARY
PROSPECTUS:         The Offered Certificates will be offered pursuant to a
                    Preliminary Prospectus which includes a Preliminary
                    Prospectus Supplement (together, the "Preliminary
                    Prospectus"). Additional information with respect to the
                    Offered Certificates and the Mortgage Loans is contained in the Preliminary Prospectus. The foregoing is qualified in
                    its entirety by the information appearing in the Preliminary
                    Prospectus.

                                       24

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, ED]     [GMAC RFC LOGO OMITTED]
SERIES 2006-RS5 $[382,590,000] (APPROXIMATE)
--------------------------------------------------------------------------------

                           YIELD MAINTENANCE AGREEMENT
                           ---------------------------
                               [Subject to Change]

On the Closing Date, the Trustee will enter into a Yield Maintenance Agreement with [TBD] (the "Counterparty") for the benefit of the Offered Certificates. On each Distribution Date, payments under the Yield Maintenance Agreement will be made based on (i) an amount equal to the lesser of (a) the notional amount set forth in the table below and (b) the outstanding certificate principal balance of the Class A and Class M Certificates immediately preceding that Distribution
Date. In exchange for a fixed payment on the Closing Date, the Counterparty will be obligated to make monthly payments to the Trustee when one-month LIBOR exceeds the strike rate of 5.33% beginning with the Distribution Date in
September 2006. The Yield Maintenance Agreement will terminate after the
Distribution Date in January 2012.

   ----------------------------------      --------------------------------
     PERIOD     NOTIONAL BALANCE ($)        PERIOD   NOTIONAL BALANCE ($)
   ----------------------------------      --------------------------------
        1          382,590,000.00             34        140,465,363.00
        2          378,724,283.00             35        136,079,455.00
        3          373,903,665.00             36        131,837,566.00
        4          368,138,486.00             37        127,733,886.00
        5          361,440,723.00             38        126,188,812.00
        6          353,830,286.00             39        122,492,709.00
        7          345,330,098.00             40        118,915,665.00
        8          335,985,878.00             41        115,453,410.00
        9          326,365,809.00             42        112,101,842.00
       10          316,639,487.00             43        108,857,023.00
       11          307,047,526.00             44        105,715,166.00
       12          297,760,662.00             45        102,672,636.00
       13          288,762,643.00             46         99,725,937.00
       14          280,007,560.00             47         96,871,711.00
       15          271,522,128.00             48         94,106,729.00
       16          263,302,558.00             49         91,427,886.00
       17          255,286,399.00             50         88,832,199.00
       18          247,514,578.00             51         86,316,797.00
       19          239,845,869.00             52         83,878,802.00
       20          231,953,887.00             53         81,515,682.00
       21          222,908,413.00             54         79,224,888.00
       22          213,288,168.00             55         77,003,964.00
       23          204,225,759.00             56         74,850,304.00
       24          195,759,247.00             57         72,761,697.00
       25          188,009,117.00             58         70,735,301.00
       26          181,423,021.00             59         68,769,548.00
       27          175,672,419.00             60         66,861,581.00
       28          170,115,867.00             61         65,010,724.00
       29          164,746,252.00             62         63,215,084.00
       30          159,556,423.00             63         61,472,840.00
       31          154,539,686.00             64         59,782,236.00
       32          149,689,625.00             65         58,141,582.00
       33          145,000,197.00
   ----------------------------------      --------------------------------

                                       25

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,         [GMAC RFC LOGO OMITTED]
SERIES 2006-RS5 $[382,590,000] (APPROXIMATE)
--------------------------------------------------------------------------------

                                                        AGGREGATE COLLATERAL SUMMARY
                                                        ----------------------------

                                                                                                             MINIMUM      MAXIMUM
                                                                                                             -------      -------

Current Principal Balance                          $363,040,384
Number of Mortgage Loans                                  1,762

Average Original Principal Balance                     $206,474                                              $21,245   $2,380,000
Average Current Principal Balance                      $206,039                                              $21,206   $2,369,638

Weighted Average Original Term                       357 months                                           120 months   360 months
Weighted Average Age                                 3   months                                           0   months   94  months
Weighted Average Gross Mortgage Rate                     7.663%                                               5.125%      12.000%
Weighted Average Original Loan-to-Value                  82.03%                                               12.00%       95.00%
Weighted Average Credit Score                               680                                                  501          817

Weighted Average Margin                                  4.024%                                               2.250%      10.500%
Weighted Average Initial Periodic Cap                    4.434%                                               1.000%       6.000%
Weighted Average Periodic Cap                            1.462%                                               1.000%       6.000%
Weighted Average Maximum Mortgage Rate                  13.456%                                              10.500%      19.000%
Weighted Average Minimum Mortgage Rate                   4.670%                                               2.250%      12.000%
Weighted Average Next Rate Adjustment                47  months                                            1   month   119 months

LIEN POSITION
First Lien                                              100.00%         LOAN TYPE
                                                                        ARM                                                38.61%
OCCUPANCY                                                               Fixed Rate                                         61.39%
Non-owner Occupied                                       32.86%
Primary                                                  62.91%         LOAN PURPOSE
Second Home/Vacation                                      4.23%         Equity Refinance                                   37.12%
                                                                        Purchase                                           57.40%
DOCUMENTATION                                                           Rate/Term Refinance                                 5.48%
Full Documentation                                       25.21%
Reduced Documentation                                    74.79%         PROPERTY TYPE
                                                                        Condominium High Rise (9 stories or more)           1.00%
SERVICING                                                               Condominium Low Rise (less than 5 stories)          9.54%
Homecomings                                              50.07%         Condominium Mid Rise (5 to 8 stories)               1.05%
                                                                        Condotel (9 stories or more)                        0.17%
DELINQUENCY                                                             Cooperative                                         0.03%
Current                                                  99.48%         Planned Unit Developments (attached)                2.97%
Delq:  30  Days                                           0.52%         Planned Unit Developments (detached)               15.34%
                                                                        Single Family Detached                             55.12%
EXCEPTION CATEGORY                                                      Townhouse                                           1.38%
Alternet Exceptions                                      15.27%         Two-Four Family Units                              13.39%
Expanded Criteria Exceptions                             83.34%
Home Solutions Exceptions                                 0.40%         LOANS WITH ACTIVE PREPAYMENT PENALTIES             33.14%
Jumbo A Exceptions                                        0.97%         LOANS OVER 80% LTV WITH MI                         14.78%
Seasoned Loans                                            0.02%         INTEREST ONLY LOANS                                48.95%

                                       26

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,         [GMAC RFC LOGO OMITTED]
SERIES 2006-RS5 $[382,590,000] (APPROXIMATE)
--------------------------------------------------------------------------------

ALL LOANS

                                                                                             WEIGHTED
                                                      CURRENT        PCT BY    AVERAGE       AVERAGE
                                          # OF        PRINCIPAL      CURR      PRINCIPAL     COMBINED
CREDIT SCORES                             LOANS       BALANCE        PRIN BAL  BALANCE       ORIG LTV
------------------------------------------------------------------------------------------------------------------------------------

 500 - 519                                    1          356,000      0.10%    356,000       80.00
 540 - 559                                    1          299,060      0.08%    299,060       70.00
 580 - 599                                   51        8,638,499      2.38%    169,382       80.03
 600 - 619                                   68       14,537,138      4.00%    213,781       83.42
 620 - 639                                  293       64,461,309     17.76%    220,004       79.92
 640 - 659                                  234       54,425,681     14.99%    232,588       80.55
 660 - 679                                  236       50,105,974     13.80%    212,313       82.94
 680 - 699                                  276       52,186,939     14.37%    189,083       82.32
 700 - 719                                  188       38,519,196     10.61%    204,889       82.41
 720 - 739                                  135       23,848,471      6.57%    176,655       82.34
 740 - 759                                  113       22,380,741      6.16%    198,060       83.57
 760 - 779                                   95       21,032,915      5.79%    221,399       84.56
 780 - 799                                   49        8,731,882      2.41%    178,202       85.43
 800 or greater                              17        2,814,099      0.78%    165,535       90.63
 Subtotal with Credit Score               1,757      362,337,904     99.81%    206,225       82.05
 Not Available                                5          702,480      0.19%    140,496       73.60
---------------------------------------------------------------------------------------------------
TOTAL                                     1,762      363,040,384    100.00%    206,039       82.03

                                                      CURRENT        PCT BY    AVERAGE       WEIGHTED
                                          # OF        PRINCIPAL      CURR      PRINCIPAL     AVERAGE           WEIGHTED AVERAGE
ORIGINAL MORTGAGE LOAN BALANCES           LOANS       BALANCE        PRIN BAL  BALANCE       FICO              COMBINED ORIG LTV
------------------------------------------------------------------------------------------------------------------------------------
$  100,000 or less                          442       31,472,285      8.67%     71,204         685                   82.68
$  100,001 - $  200,000                     677       97,538,914     26.87%    144,075         686                   84.20
$  200,001 - $  300,000                     340       83,908,454     23.11%    246,790         679                   83.13
$  300,001 - $  400,000                     135       47,616,379     13.12%    352,714         665                   82.42
$  400,001 - $  500,000                      87       39,637,328     10.92%    455,601         672                   80.21
$  500,001 - $  600,000                      35       19,255,274      5.30%    550,151         676                   81.66
$  600,001 - $  700,000                      16       10,189,577      2.81%    636,849         696                   79.98
$  700,001 - $  800,000                      12        9,046,326      2.49%    753,861         680                   76.87
$  800,001 - $  900,000                       3        2,561,414      0.71%    853,805         692                   70.32
$  900,001 - $1,000,000                       4        3,827,362      1.05%    956,840         667                   77.53
$1,100,001 - $1,200,000                       1        1,197,506      0.33%  1,197,506         630                   60.00
$1,200,001 - $1,300,000                       2        2,530,000      0.70%  1,265,000         741                   78.02
$1,300,001 - $1,400,000                       1        1,352,000      0.37%  1,352,000         777                   80.00
$1,400,001 - $1,500,000                       1        1,430,000      0.39%  1,430,000         630                   65.00
$1,600,001 - $1,700,000                       2        3,310,441      0.91%  1,655,221         662                   80.00
$1,800,001 or greater                         4        8,167,123      2.25%  2,041,781         703                   72.60
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                     1,762      363,040,384    100.00%    206,039         680                   82.03

                                       27

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,         [GMAC RFC LOGO OMITTED]
SERIES 2006-RS5 $[382,590,000] (APPROXIMATE)
--------------------------------------------------------------------------------

                                                                                                       WEIGHTED
                                             CURRENT        PCT BY       AVERAGE        WEIGHTED       AVERAGE
                                 # OF        PRINCIPAL      CURR         PRINCIPAL      AVERAGE        COMBINED
MORTGAGE RATES                   LOANS       BALANCE        PRIN BAL     BALANCE        FICO           ORIG LTV
---------------------------------------------------------------------------------------------------------------

  5.0000% -  5.4999%               2           509,045        0.14%       254,523          654          63.63
  5.5000% -  5.9999%              14         4,578,627        1.26%       327,045          691          73.38
  6.0000% -  6.4999%              29         8,683,625        2.39%       299,435          695          77.53
  6.5000% -  6.9999%             205        59,365,037       16.35%       289,586          686          78.59
  7.0000% -  7.4999%             292        69,577,291       19.17%       238,278          673          80.17
  7.5000% -  7.9999%             626       121,460,251       33.46%       194,026          687          83.40
  8.0000% -  8.4999%             234        45,433,066       12.51%       194,158          678          82.95
  8.5000% -  8.9999%             209        33,172,127        9.14%       158,718          672          84.64
  9.0000% -  9.4999%              67         9,548,374        2.63%       142,513          656          86.77
  9.5000% -  9.9999%              49         6,849,192        1.89%       139,779          637          89.99
 10.0000% - 10.4999%              17         1,735,026        0.48%       102,060          637          88.90
 10.5000% - 10.9999%              13         1,581,983        0.44%       121,691          662          89.33
 11.0000% - 11.4999%               4           347,354        0.10%        86,839          625          89.38
 12.0000% - 12.4999%               1           199,385        0.05%       199,385          612          95.00
---------------------------------------------------------------------------------------------------------------
TOTAL                          1,762       363,040,384      100.00%       206,039          680          82.03

                                                                                                       WEIGHTED
                                             CURRENT        PCT BY       AVERAGE        WEIGHTED       AVERAGE
                                 # OF        PRINCIPAL      CURR         PRINCIPAL      AVERAGE        COMBINED
NET MORTGAGE RATES               LOANS       BALANCE        PRIN BAL     BALANCE        FICO           ORIG LTV
---------------------------------------------------------------------------------------------------------------
  4.5000% -  4.9999%               1            77,488        0.02%        77,488          716          95.00
  5.0000% -  5.4999%              10         4,122,527        1.14%       412,253          689          71.25
  5.5000% -  5.9999%              22         5,797,907        1.60%       263,541          686          80.09
  6.0000% -  6.4999%             123        40,215,588       11.08%       326,956          697          77.85
  6.5000% -  6.9999%             308        71,952,371       19.82%       233,612          671          80.38
  7.0000% -  7.4999%             547       114,657,798       31.58%       209,612          684          82.28
  7.5000% -  7.9999%             355        64,354,798       17.73%       181,281          685          83.89
  8.0000% -  8.4999%             220        37,425,036       10.31%       170,114          673          83.91
  8.5000% -  8.9999%              95        14,107,521        3.89%       148,500          663          85.25
  9.0000% -  9.4999%              42         6,002,988        1.65%       142,928          633          89.71
  9.5000% -  9.9999%              20         2,005,897        0.55%       100,295          650          89.07
 10.0000% - 10.4999%              13         1,614,718        0.44%       124,209          657          89.44
 10.5000% - 10.9999%               5           506,362        0.14%       101,272          634          91.15
 11.5000% - 11.9999%               1           199,385        0.05%       199,385          612          95.00
---------------------------------------------------------------------------------------------------------------
TOTAL                          1,762       363,040,384      100.00%       206,039          680          82.03

                                       28

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,         [GMAC RFC LOGO OMITTED]
SERIES 2006-RS5 $[382,590,000] (APPROXIMATE)
--------------------------------------------------------------------------------

                                             CURRENT        PCT BY       AVERAGE        WEIGHTED
                                 # OF        PRINCIPAL      CURR         PRINCIPAL      AVERAGE
ORIGINAL LOAN-TO-VALUE RATIO     LOANS       BALANCE        PRIN BAL     BALANCE        FICO
---------------------------------------------------------------------------------------------------

  00.01% -  50.00%                21          2,770,491       0.76%       131,928          661
  50.01% -  55.00%                 4            993,124       0.27%       248,281          675
  55.01% -  60.00%                11          3,600,242       0.99%       327,295          657
  60.01% -  65.00%                17          5,769,492       1.59%       339,382          664
  65.01% -  70.00%                57         17,118,637       4.72%       300,327          656
  70.01% -  75.00%                54         12,855,862       3.54%       238,072          660
  75.01% -  80.00%               892        199,483,218      54.95%       223,636          681
  80.01% -  85.00%                89         15,003,050       4.13%       168,574          664
  85.01% -  90.00%               307         56,719,951      15.62%       184,756          672
  90.01% -  95.00%               310         48,726,317      13.42%       157,182          707
---------------------------------------------------------------------------------------------------
TOTAL                          1,762        363,040,384     100.00%       206,039          680

                                                                                                       WEIGHTED
                                             CURRENT        PCT BY       AVERAGE        WEIGHTED       AVERAGE
                                 # OF        PRINCIPAL      CURR         PRINCIPAL      AVERAGE        COMBINED
DEBT RATIO                       LOANS       BALANCE        PRIN BAL     BALANCE        FICO           ORIG LTV
---------------------------------------------------------------------------------------------------------------

   Not Available                 473         95,584,214      26.33%       202,081          679          80.85
 20.00% or less                   71         11,680,240       3.22%       164,510          687          79.92
 20.01% - 25.00%                  50          9,330,262       2.57%       186,605          683          85.11
 25.01% - 30.00%                 114         17,934,126       4.94%       157,317          698          85.06
 30.01% - 35.00%                 139         27,724,765       7.64%       199,459          688          82.21
 35.01% - 40.00%                 226         50,783,484      13.99%       224,706          683          82.62
 40.01% - 45.00%                 300         70,285,545      19.36%       234,285          678          82.64
 45.01% - 50.00%                 291         57,164,143      15.75%       196,440          670          81.98
 50.01% - 55.00%                  79         17,724,472       4.88%       224,360          670          82.10
 55.01% - 60.00%                  14          3,699,589       1.02%       264,256          700          77.79
 60.01% or greater                 5          1,129,543       0.31%       225,909          698          77.50
---------------------------------------------------------------------------------------------------------------
TOTAL                          1,762        363,040,384     100.00%       206,039          680          82.03

                                       29

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,         [GMAC RFC LOGO OMITTED]
SERIES 2006-RS5 $[382,590,000] (APPROXIMATE)
--------------------------------------------------------------------------------

                                                                                                       WEIGHTED
                                             CURRENT        PCT BY       AVERAGE        WEIGHTED       AVERAGE
                                 # OF        PRINCIPAL      CURR         PRINCIPAL      AVERAGE        COMBINED
STATE                            LOANS       BALANCE        PRIN BAL     BALANCE        FICO           ORIG LTV
---------------------------------------------------------------------------------------------------------------

Alabama                           18          2,023,718       0.56%       112,429          685          82.79
Alaska                             2            639,841       0.18%       319,920          725          85.38
Arizona                           48         11,494,160       3.17%       239,462          678          81.39
Arkansas                          16          1,859,243       0.51%       116,203          721          90.46
California                       142         56,770,765      15.64%       399,794          678          78.82
Colorado                          37          9,544,486       2.63%       257,959          662          79.67
Connecticut                       20          5,118,473       1.41%       255,924          677          83.70
Delaware                           4            952,543       0.26%       238,136          680          81.81
District of Columbia               9          5,490,272       1.51%       610,030          727          78.78
Florida                          246         51,210,185      14.11%       208,171          684          82.93
Georgia                          106         15,564,950       4.29%       146,839          670          82.47
Hawaii                             1            422,563       0.12%       422,563          639          80.00
Idaho                             12          2,567,298       0.71%       213,941          719          86.35
Illinois                          74         14,078,005       3.88%       190,243          673          83.94
Indiana                           47          5,122,430       1.41%       108,988          706          87.77
Iowa                               9            774,660       0.21%        86,073          684          88.88
Kansas                             5            472,439       0.13%        94,488          656          85.84
Kentucky                          12          2,693,586       0.74%       224,466          638          82.32
Louisiana                         26          3,275,426       0.90%       125,978          654          85.11
Maine                              9          1,646,705       0.45%       182,967          648          84.74
Maryland                          56         12,725,689       3.51%       227,244          669          81.96
Massachusetts                     33          9,328,245       2.57%       282,674          674          81.38
Michigan                          38          4,494,603       1.24%       118,279          679          85.86
Minnesota                         27          5,356,318       1.48%       198,382          682          80.32
Mississippi                       24          2,648,854       0.73%       110,369          700          89.24
Missouri                          28          3,395,310       0.94%       121,261          684          87.45
Montana                            2            758,755       0.21%       379,378          643          80.00
Nebraska                           5            312,641       0.09%        62,528          664          80.00
Nevada                            12          3,973,146       1.09%       331,096          671          80.51
New Hampshire                     13          3,342,963       0.92%       257,151          663          80.37
New Jersey                        70         19,179,057       5.28%       273,987          681          82.04
New Mexico                        15          2,090,039       0.58%       139,336          667          80.56
New York                          40         10,409,837       2.87%       260,246          666          80.34
North Carolina                    57          8,401,756       2.31%       147,399          684          84.54
Ohio                              70          7,956,761       2.19%       113,668          671          84.39
Oklahoma                          19          2,087,367       0.57%       109,861          715          84.36
Oregon                            13          2,594,299       0.71%       199,561          723          87.16
Pennsylvania                      54          6,648,542       1.83%       123,121          679          81.48
Rhode Island                       7          1,751,512       0.48%       250,216          690          86.38
South Carolina                    47          6,154,239       1.70%       130,941          689          86.85
South Dakota                       1            147,200       0.04%       147,200          638          80.00
Tennessee                         43          5,143,801       1.42%       119,623          680          87.12
Texas                            100         15,806,479       4.35%       158,065          700          81.81
Utah                              13          2,105,727       0.58%       161,979          684          82.95
Vermont                            3            508,197       0.14%       169,399          678          82.21
Virginia                          72         22,080,647       6.08%       306,676          679          79.56
Washington                        32          7,612,232       2.10%       237,882          677          80.52
West Virginia                      4            653,851       0.18%       163,463          657          86.41
Wisconsin                         21          3,650,567       1.01%       173,837          657          83.24
---------------------------------------------------------------------------------------------------------------
TOTAL                          1,762        363,040,384     100.00%       206,039          680          82.03

                                       30

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,         [GMAC RFC LOGO OMITTED]
SERIES 2006-RS5 $[382,590,000] (APPROXIMATE)
--------------------------------------------------------------------------------

                                                                                                       WEIGHTED
                                             CURRENT        PCT BY       AVERAGE        WEIGHTED       AVERAGE
                                 # OF        PRINCIPAL      CURR         PRINCIPAL      AVERAGE        COMBINED
LOAN PURPOSE                     LOANS       BALANCE        PRIN BAL     BALANCE        FICO           ORIG LTV
---------------------------------------------------------------------------------------------------------------

Equity Refinance                 633        134,747,730      37.12%      212,872           666          80.73
Purchase                       1,037        208,400,268      57.40%      200,965           691          83.03
Rate/Term Refinance               92         19,892,387       5.48%      216,222           665          80.44
---------------------------------------------------------------------------------------------------------------
TOTAL                          1,762        363,040,384     100.00%      206,039           680          82.03

                                                                                                       WEIGHTED
                                             CURRENT        PCT BY       AVERAGE        WEIGHTED       AVERAGE
                                 # OF        PRINCIPAL      CURR         PRINCIPAL      AVERAGE        COMBINED
OCCUPANCY                        LOANS       BALANCE        PRIN BAL     BALANCE        FICO           ORIG LTV
---------------------------------------------------------------------------------------------------------------
Non-owner Occupied               773        119,304,584      32.86%      154,340           710          83.34
Primary                          930        228,372,769      62.91%      245,562           665          81.38
Second Home/Vacation              59         15,363,031       4.23%      260,390           677          81.60
---------------------------------------------------------------------------------------------------------------
TOTAL                          1,762        363,040,384     100.00%      206,039           680          82.03

                                                                                                       WEIGHTED
                                             CURRENT        PCT BY       AVERAGE        WEIGHTED       AVERAGE
                                 # OF        PRINCIPAL      CURR         PRINCIPAL      AVERAGE        COMBINED
PROPERTY TYPE                    LOANS       BALANCE        PRIN BAL     BALANCE        FICO           ORIG LTV
---------------------------------------------------------------------------------------------------------------
Condominium High Rise
 (9 stories or more)              17          3,648,013       1.00%      214,589           706          80.96

Condominium Low Rise
 (less than 5 stories)           177         34,648,606       9.54%      195,755           689          81.17

Condominium Mid Rise
 (5 to 8 stories)                  8          3,795,680       1.05%      474,460           729          83.69
Condotel
 (9 stories or more)               2            615,780       0.17%      307,890           704          83.99
Cooperative                        1            123,708       0.03%      123,708           696          80.00
Planned Unit Developments
 (attached)                       57         10,780,416       2.97%      189,130           690          83.59
Planned Unit Developments
 (detached)                      228         55,679,353      15.34%      244,208           682          82.56
Single Family Detached         1,022        200,097,917      55.12%      195,791           671          82.19
Townhouse                         30          5,022,754       1.38%      167,425           702          83.73
Two-Four Family Units            220         48,628,157      13.39%      221,037           695          80.81
---------------------------------------------------------------------------------------------------------------
TOTAL                          1,762        363,040,384     100.00%      206,039           680          82.03

                                                                                                       WEIGHTED
                                             CURRENT        PCT BY       AVERAGE        WEIGHTED       AVERAGE
                                 # OF        PRINCIPAL      CURR         PRINCIPAL      AVERAGE        COMBINED
DOCUMENTATION TYPE               LOANS       BALANCE        PRIN BAL     BALANCE        FICO           ORIG LTV
---------------------------------------------------------------------------------------------------------------
Full Documentation               486         91,518,933      25.21%      188,311           684          83.80
Reduced Documentation          1,276        271,521,451      74.79%      212,791           678          81.44
---------------------------------------------------------------------------------------------------------------
TOTAL                          1,762        363,040,384     100.00%      206,039           680          82.03

                                                                                                       WEIGHTED
                                             CURRENT        PCT BY       AVERAGE        WEIGHTED       AVERAGE
                                 # OF        PRINCIPAL      CURR         PRINCIPAL      AVERAGE        COMBINED
PREPAYMENT PENALTY TERM          LOANS       BALANCE        PRIN BAL     BALANCE        FICO           ORIG LTV
---------------------------------------------------------------------------------------------------------------
 N/A                           1,104        242,721,285      66.86%      219,856           678          80.50
12 Months                        139         29,334,123       8.08%      211,037           678          83.02
24 Months                        154         28,585,304       7.87%      185,619           649          85.71
36 Months                        355         60,942,152      16.79%      171,668           704          85.98
60 Months                         10          1,457,521       0.40%      145,752           685          79.86
---------------------------------------------------------------------------------------------------------------
TOTAL                          1,762        363,040,384     100.00%      206,039           680          82.03

                                       31

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,         [GMAC RFC LOGO OMITTED]
SERIES 2006-RS5 $[382,590,000] (APPROXIMATE)
--------------------------------------------------------------------------------

                                                                                                       WEIGHTED
                                             CURRENT        PCT BY       AVERAGE        WEIGHTED       AVERAGE
                                 # OF        PRINCIPAL      CURR         PRINCIPAL      AVERAGE        COMBINED
INTEREST ONLY BY PRODUCT TYPE    LOANS       BALANCE        PRIN BAL     BALANCE        FICO           ORIG LTV
---------------------------------------------------------------------------------------------------------------

Alternet Exceptions
 (non-IO)                        240         39,469,906      10.87%      164,458           646          86.63
Expanded Criteria Exceptions
 (non-IO)                        797        144,357,652      39.76%      181,126           678          81.08
Home Solutions Exceptions
 (non-IO)                         16          1,457,205       0.40%       91,075           758          95.00
Interest Only Alternet
 Exceptions                       60         15,984,171       4.40%      266,403           652          84.73
Interest Only Expanded Criteria
 Exceptions                      644        158,184,491      43.57%      245,628           691          81.43
Interest Only Jumbo A Exceptions   3          3,523,350       0.97%    1,174,450           738          79.30
Seasoned Loans (non-IO)            2             63,609       0.02%       31,804           597          86.60
---------------------------------------------------------------------------------------------------------------
TOTAL                          1,762        363,040,384     100.00%      206,039           680          82.03

                                                                                                       WEIGHTED
                                             CURRENT        PCT BY       AVERAGE        WEIGHTED       AVERAGE
                                 # OF        PRINCIPAL      CURR         PRINCIPAL      AVERAGE        COMBINED
INTEREST ONLY BY TERM            LOANS       BALANCE        PRIN BAL     BALANCE        FICO           ORIG LTV
---------------------------------------------------------------------------------------------------------------
   None                        1,055        185,348,371      51.05%      175,686           672          82.37
 24 Months                         1             89,600       0.02%       89,600           690          80.00
 36 Months                         1            270,550       0.07%      270,550           704          90.00
 60 Months                        97         31,708,456       8.73%      326,891           669          82.03
 84 Months                         1            431,100       0.12%      431,100           687          90.00
120 Months                       607        145,192,307      39.99%      239,197           693          81.56
---------------------------------------------------------------------------------------------------------------
TOTAL                          1,762        363,040,384     100.00%      206,039           680         82.03

                                                                                                       WEIGHTED
                                             CURRENT        PCT BY       AVERAGE        WEIGHTED       AVERAGE
                                 # OF        PRINCIPAL      CURR         PRINCIPAL      AVERAGE        COMBINED
MAXIMUM MORTGAGE RATES           LOANS       BALANCE        PRIN BAL     BALANCE        FICO           ORIG LTV
---------------------------------------------------------------------------------------------------------------
  Fixed-Rate Mortgage Loans    1,214        222,885,852      61.39%      183,596           683          81.91
 10.0000% - 10.9999%               3            651,611       0.18%      217,204           662          70.34
 11.0000% - 11.9999%              47         26,502,491       7.30%      563,883           693          76.23
 12.0000% - 12.9999%              85         25,454,059       7.01%      299,460           688          81.39
 13.0000% - 13.9999%             151         39,618,861      10.91%      262,377           677          83.20
 14.0000% - 14.9999%             158         32,388,470       8.92%      204,990           670          84.15
 15.0000% - 15.9999%              67         10,123,279       2.79%      151,094           637          87.16
 16.0000% - 16.9999%              32          4,795,621       1.32%      149,863           635          88.47
 17.0000% - 17.9999%               4            420,755       0.12%      105,189           620          91.68
 19.0000% - 19.9999%               1            199,385       0.05%      199,385           612          95.00
---------------------------------------------------------------------------------------------------------------
TOTAL                          1,762        363,040,384     100.00%      206,039           680          82.03

                                       32

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,         [GMAC RFC LOGO OMITTED]
SERIES 2006-RS5 $[382,590,000] (APPROXIMATE)
--------------------------------------------------------------------------------

                                                                                                       WEIGHTED
                                             CURRENT        PCT BY       AVERAGE        WEIGHTED       AVERAGE
                                 # OF        PRINCIPAL      CURR         PRINCIPAL      AVERAGE        COMBINED
MINIMUM MORTGAGE RATES (%)       LOANS       BALANCE        PRIN BAL     BALANCE        FICO           ORIG LTV
--------------------------------------------------------------------------------------------------------------

   Fixed-Rate Mortgage Loans   1,214        222,885,852      61.39%      183,596           683          81.91
  2.0000% -  2.9999%             181         60,659,706      16.71%      335,136           694          80.52
  3.0000% -  3.9999%             109         28,647,032       7.89%      262,817           685          79.77
  4.0000% -  4.9999%              12          2,353,311       0.65%      196,109           712          87.70
  5.0000% -  5.9999%              10          2,361,381       0.65%      236,138           645          79.09
  6.0000% -  6.9999%              19          5,234,332       1.44%      275,491           651          84.08
  7.0000% -  7.9999%              67         15,286,331       4.21%      228,154           649          85.29
  8.0000% -  8.9999%              90         17,254,940       4.75%      191,722           647          85.25
  9.0000% -  9.9999%              45          6,845,786       1.89%      152,129           632          88.84
 10.0000% - 10.9999%              11          1,026,454       0.28%       93,314           633          90.61
 11.0000% - 11.9999%               3            285,875       0.08%       95,292           631          92.47
 12.0000% - 12.9999%               1            199,385       0.05%      199,385           612          95.00
--------------------------------------------------------------------------------------------------------------
TOTAL                          1,762        363,040,384     100.00%      206,039           680          82.03

                                                                                                       WEIGHTED
                                             CURRENT        PCT BY       AVERAGE        WEIGHTED       AVERAGE
                                 # OF        PRINCIPAL      CURR         PRINCIPAL      AVERAGE        COMBINED
NOTE MARGINS                     LOANS       BALANCE        PRIN BAL     BALANCE        FICO           ORIG LTV
---------------------------------------------------------------------------------------------------------------
   Fixed-Rate Mortgage Loans   1,214        222,885,852      61.39%      183,596           683          81.91
  2.0000% -  2.4999%              74         27,752,602       7.64%      375,035           710          78.75
  2.5000% -  2.9999%             113         34,099,735       9.39%      301,768           681          82.00
  3.0000% -  3.4999%              25         10,113,024       2.79%      404,521           675          77.05
  3.5000% -  3.9999%              87         19,138,446       5.27%      219,982           691          81.21
  4.0000% -  4.4999%              16          2,994,005       0.82%      187,125           680          84.42
  4.5000% -  4.9999%              17          5,506,154       1.52%      323,891           645          83.79
  5.0000% -  5.4999%              18          4,662,117       1.28%      259,006           652          82.40
  5.5000% -  5.9999%              38          8,116,908       2.24%      213,603           647          84.63
  6.0000% -  6.4999%              35          7,119,822       1.96%      203,423           646          85.74
  6.5000% -  6.9999%              34          7,052,027       1.94%      207,413           647          87.91
  7.0000% -  7.4999%              30          5,304,427       1.46%      176,814           635          87.03
  7.5000% -  7.9999%              34          4,442,652       1.22%      130,666           635          86.44
  8.0000% -  8.4999%              22          3,304,619       0.91%      150,210           643          90.00
  8.5000% -  8.9999%               3            267,886       0.07%       89,295           617          86.73
  9.0000% -  9.4999%               1             80,725       0.02%       80,725           721          95.00
 10.5000% - 10.9999%               1            199,385       0.05%      199,385           612          95.00
---------------------------------------------------------------------------------------------------------------
TOTAL                          1,762       $363,040,384     100.00%     $206,039           680          82.03

                                       33

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,         [GMAC RFC LOGO OMITTED]
SERIES 2006-RS5 $[382,590,000] (APPROXIMATE)
--------------------------------------------------------------------------------

                                                                                                       WEIGHTED
                                             CURRENT        PCT BY       AVERAGE        WEIGHTED       AVERAGE
NEXT INTEREST RATE               # OF        PRINCIPAL      CURR         PRINCIPAL      AVERAGE        COMBINED
ADJUSTMENT DATE                  LOANS       BALANCE        PRIN BAL     BALANCE        FICO           ORIG LTV
---------------------------------------------------------------------------------------------------------------

   Fixed-Rate Mortgage Loans   1,214        222,885,852      61.39%      183,596           683          81.91
September 2006                     1            305,056       0.08%      305,056           774          80.00
December 2006                      1            161,405       0.04%      161,405           777          95.00
January 2007                       1            107,836       0.03%      107,836           667          80.00
August 2007                        2            426,247       0.12%      213,124           629          80.00
September 2007                     2            335,886       0.09%      167,943           659          80.00
October 2007                       1            431,558       0.12%      431,558           643          58.00
November 2007                      1             89,600       0.02%       89,600           690          80.00
December 2007                      3            284,774       0.08%       94,925           617          82.16
January 2008                       8          1,558,039       0.43%      194,755           640          85.94
February 2008                      9          2,263,104       0.62%      251,456           647          82.35
March 2008                        25          5,541,757       1.53%      221,670           621          82.23
April 2008                        14          2,174,658       0.60%      155,333           626          86.19
May 2008                          17          3,006,217       0.83%      176,836           655          83.96
June 2008                         84         18,378,446       5.06%      218,791           651          86.12
July 2008                         38          8,066,425       2.22%      212,274           655          84.62
August 2008                        1            292,000       0.08%      292,000           601          80.00
October 2008                       1            472,709       0.13%      472,709           615          80.00
January 2009                       1            119,316       0.03%      119,316           688          80.00
February 2009                      1            243,496       0.07%      243,496           724          95.00
March 2009                         6          1,167,441       0.32%      194,574           659          81.88
April 2009                         2            264,040       0.07%      132,020           663          91.97
May 2009                           8          1,904,446       0.52%      238,056           637          74.62
June 2009                         63         13,321,366       3.67%      211,450           682          84.01
July 2009                         15          2,425,761       0.67%      161,717           674          89.87
July 2010                          2            558,550       0.15%      279,275           690          70.55
October 2010                       3          1,117,557       0.31%      372,519           680          73.25
November 2010                      3            691,405       0.19%      230,468           656          80.00
February 2011                      2            653,775       0.18%      326,888           619          84.54
March 2011                         8          5,601,398       1.54%      700,175           681          74.80
April 2011                        34         14,082,996       3.88%      414,206           678          82.27
May 2011                          50         11,477,835       3.16%      229,557           705          81.74
June 2011                         93         23,089,132       6.36%      248,270           692          82.75
July 2011                          5          2,034,032       0.56%      406,806           661          77.65
January 2013                       1            243,000       0.07%      243,000           688          80.00
February 2013                      2            722,311       0.20%      361,156           758          77.92
March 2013                         1            845,414       0.23%      845,414           743          56.00
May 2013                           8          1,568,376       0.43%      196,047           693          83.00
June 2013                         16          6,832,880       1.88%      427,055           673          78.47
July 2013                          4          1,872,353       0.52%      468,088           717          80.29
August 2013                        2            124,653       0.03%       62,327           738          85.78
May 2015                           1             61,673       0.02%       61,673           661          90.00
September 2015                     1            560,000       0.15%      560,000           666          80.00
December 2015                      1            446,759       0.12%      446,759           660          79.00
February 2016                      1            491,862       0.14%      491,862           705          80.00
May 2016                           1            115,239       0.03%      115,239           711          95.00
June 2016                          3          2,371,750       0.65%      790,583           753          78.90
July 2016                          1          1,250,000       0.34%    1,250,000           799          76.00
---------------------------------------------------------------------------------------------------------------
TOTAL                          1,762        363,040,384     100.00%      206,039           680          82.03

                                       34

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,         [GMAC RFC LOGO OMITTED]
SERIES 2006-RS5 $[382,590,000] (APPROXIMATE)
--------------------------------------------------------------------------------

                             RATING AGENCY CONTACTS

--------------------------------------------------------------------------------
                       NAME                        PHONE EXTENSION
--------------------------------------------------------------------------------
 MOODY'S:              Arif Bekirogu               (212) 553-7761
 S&P:                  Leo Yioupis                 (212) 438-1261
--------------------------------------------------------------------------------

                                       35